SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2006

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
                                     of incorporation)      Identification No.)


       Registrant's telephone number, including area code:  (315) 343-0057
                                                            --------------




                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-----------------------------

Section  2  -  Financial  Information

Item  2.02

On July 31, 2006, Pathfinder Bancorp, Inc. issued a press release disclosing second quarter 2006 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  July  31,  2006     By:   /s/  Thomas  W.  Schneider
                                      -------------------------------------
                                      Thomas  W.  Schneider
                                      President  and Chief Executive Officer

EXHIBIT  INDEX

Earnings  release  dated  July  31,  2006  announcing  June  30,  2006 earnings.




EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE

CONTACT:  Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057





           PATHFINDER BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Oswego, New York, July 31, 2006 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $303,000, or $0.12 per share, for the three months ended June 30, 2006 as compared to $234,000, or $0.10 per share for the same period in 2005. For the six months ended June 30, 2006, the Company reported net income of $543,000, or $0.22 per share, compared to $383,000, or $0.16 per share, for the same period in 2005.

"We continue to be pleased by our improvement in earnings, particularly in light of the current interest rate cycle," stated Thomas W. Schneider, President and C.E.O. "Rising short-term interest rates have continued to compress net interest margin, however, a 16% increase in core non-interest income, a 4% reduction in operating expenses, and continued improvement in asset quality helped to boost net income by 42% over the prior year. "

Net interest income for the quarter ended June 30, 2006 decreased 8% when compared to the same period during 2005. Interest expense increased $327,000, or 21%, partially offset by an increase in interest income of $145,000, or 4%. Net interest rate spread decreased to 2.93% for the second quarter of 2006 from 3.17% for the same period in 2005. Average interest-earning assets decreased 3% to $273.9 million in the quarter ended June 30, 2006 as compared to $281.2 million in the quarter ended June 30, 2005, while the yield on those assets increased 34 basis points to 5.81% compared to 5.47% for the same period in 2005. The decrease in average earning assets is primarily attributable to an $11.1 million decrease in average investment securities, partially offset by a $4.5 million, or 2%, increase in average loans receivable. Average interest-bearing liabilities decreased $8.8 million, while the cost of funds increased 59 basis points to 2.88% from 2.29% for the same period in 2005. The decrease in the average balance of interest-bearing liabilities resulted primarily from a $10.0 million, or 5%, reduction in average deposits, partially offset by a $1.2 million increase in average borrowed funds. The reduction in deposits principally occurred in the municipal money management accounts due to the cyclical nature of the tax collections and expenditures of local municipal entities.

The sharp increase in cost of funds can be attributed to the 200 basis point increase in short-term interest rates over the past 12 months, combined with a $7.8 million deposit migration from lower earning savings accounts to higher yielding certificates of deposit.

Provision for loan losses for the quarter ended June 30, 2006 decreased 99% to $1,000 from $66,000 for the same period in 2005. The Company's ratio of allowance for loan losses to period end loans has decreased to 0.86% at June 30, 2006 from 0.89% at December 31, 2005. Nonperforming loans to period end loans have decreased to 0.73% at June 30, 2006, compared to 0.89% at December 31, 2005. Overall, asset quality has improved significantly over the past two years through a combination of tightened credit administration and more robust collection activities.

Non-interest income, net of gains and losses from the sale of securities, loans and foreclosed real estate, increased 13% to $616,000 for the quarter ended June 30, 2006 compared to $546,000 for the same period in the prior year. The increase in non-interest income is primarily attributable to increases in service charges on deposit accounts, loan servicing fees, other charges, commissions and fees and earnings on bank owned life insurance of $31,000, $19,000, $14,000 and $6,000, respectively.

Operating expenses decreased 8% to $2.3 million for the quarter ended June 30, 2006 compared to $2.5 million for the quarter ended June 30, 2005. During the second quarter of 2006, professional and other services, salaries and employee benefits, other expenses and data processing expenses decreased $106,000, $70,000, $30,000 and $13,000, respectively. These decreases were offset by a $19,000 increase in building occupancy expenses. The decrease in professional and other expenses was primarily due to costs associated with a company wide leadership training program and process improvement initiatives that occurred in 2005. The decrease in salaries and employee benefits was primarily due to the personnel realignment in December of 2005 and a reduction in stock based compensation expense, offset by the salaries and benefits associated with personnel at the new Central Square branch location. Data processing expenses were lower primarily due to a reduction in Internet banking and ATM processing charges. The decrease in other expenses was primarily attributable to a decrease in the purchase of office supplies, decreased costs associated with "no cost home equity loans" and a reduction in mortgage recording tax expense. The increase in building occupancy primarily resulted from costs associated with the operation of the new Central Square branch that opened in May of 2005.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has seven full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.


                                           PATHFINDER BANCORP, INC.
                                             FINANCIAL HIGHLIGHTS
                                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                           For the three months            For the six months
                                                               ended June 30,                 ended June 30,
                                                                 (Unaudited)                   (Unaudited)
--------------------------------------------------------------------------------------------------------------
                                                             2006            2005          2006          2005
--------------------------------------------------------------------------------------------------------------

CONDENSED INCOME STATEMENT
Interest income                                       $     3,932   $       3,787   $     7,797   $     7,485
Interest expense                                            1,853           1,526         3,601         3,025
                                                      ------------  --------------  ------------  ------------
Net interest income                                         2,079           2,261         4,196         4,460
Provision for loan losses                                       1              66            23           138
                                                      ------------  --------------  ------------  ------------
Net interest income after provision for loan losses         2,078           2,195         4,173         4,322
Other income                                                  606             546         1,199         1,035
Other expense                                               2,310           2,510         4,721         4,930
                                                      ------------  --------------  ------------  ------------
Income before taxes                                           374             231           651           427
Provision for income taxes                                     71              (3)          108            44
                                                      ------------  --------------  ------------  ------------
Net income                                            $       303   $         234   $       543   $       383
                                                      ============  ==============  ============  ============

KEY EARNINGS RATIOS
Return on average assets                                     0.40%           0.30%         0.36%         0.25%
Return on average equity                                     5.85%           4.38%         5.19%         3.57%
Return on average tangible equity (A)                        7.33%           5.51%         6.49%         4.50%
Net interest margin (tax equivalent)                         3.10%           3.28%         3.12%         3.25%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding               2,463,132       2,452,537     2,463,132     2,449,889
Basic earnings per share                              $      0.12   $        0.10   $      0.22   $      0.16
Diluted earnings per share                                   0.12            0.09          0.22          0.15
  CASH EARNINGS PER SHARE - BASIC (B)                        0.14            0.12          0.25          0.20
Cash dividends per share                                   0.1025          0.1025         0.205         0.205
Book value per share                                            -               -          8.35          8.37

                                                       (Unaudited)                   (Unaudited)   (Unaudited)
                                                          June 30,    December 31,     June 30,      June 30,
                                                             2006            2005          2005          2004
                                                      ------------  --------------  ------------  ------------
SELECTED BALANCE SHEET DATA
Assets                                                $   296,953   $     296,948   $   310,471   $   299,875
Earning assets                                            267,520         266,198       277,927       271,247
Total loans                                               192,850         189,568       187,943       186,210
Deposits                                                  232,071         236,377       237,239       233,853
Borrowed Funds                                             36,260          31,360        43,260        36,360
Trust Preferred Debt                                        5,155           5,155         5,155         5,155
Shareholders' equity                                       20,579          20,928        21,678        21,049

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans           0.05%           0.24%         0.09%         0.18%
Allowance for loan losses to period end loans                0.86%           0.89%         1.00%         0.99%
Allowance for loan losses to nonperforming loans           117.51%          99.94%        92.61%        60.88%
Nonperforming loans to period end loans                      0.73%           0.89%         1.08%         1.62%
Nonperforming assets to total assets                         0.78%           0.82%         0.94%         1.11%

(A) Tangible equity excludes intangible assets

(B) Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:

                                           For the three months    For the six months
                                              ended June 30,         ended June 30,
---------------------------------------------------------------------------------------
                                                2006     2005          2006     2005
---------------------------------------------------------------------------------------
    Net  Income                               $ 303     $ 234         $ 543    $ 383
    Add back (net of tax effect):
                 Amortization of intangibles     34        34            67       67
                 Stock-based compensation         -        18             -       38
    --------------------------------------------------------------------------------
    Cash earnings                             $ 337     $ 286         $ 610    $ 488
    ================================================================================
